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                           ASSET ACQUISITION AGREEMENT
                           ---------------------------

         THIS AGREEMENT, dated August 31, 2002, by and between TURNKEY COMPUTER SYSTEMS, INC. ("Seller") and EMTEC, INC. ("Buyer").

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, assets comprising the goodwill of Seller's managed building services business (the "Business").

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained, the parties hereto do hereby agree as follows:

1. Transfer of Assets.

         (a) On the terms and subject to the conditions herein set forth, the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall acquire and accept all right, title and interest in and to all of the assets of Seller comprising the goodwill of the Business ("Goodwill Assets") including, but not limited to,

                  (i) the Business customer list annexed hereto as a part hereof as Schedule 1(a)(i) (the "Customer List") and Business customer records ("Customer Records");

                  (ii) all not yet completed customer contracts (the "Customer Contracts"); and

         (b) The Goodwill Assets do not include:

                  (i) any equipment, machinery, parts, inventory or supplies;

                  (ii) any accounts or loans receivable outstanding on the Closing Date (as hereinafter defined);

                  (iii) cash on hand, work in process ("WIP") and cash equivalents including all earned customer retainers existing on the Closing Date;

                  (iv) any prepaid expenses;

                  (v) any contracts other than Customer Contracts;

                  (vi) equipment leases; and

                  (vii) furniture, fixtures and leasehold improvements.

         (c) The transfer of the Goodwill Assets shall be effected by documents in such form as Buyer and Seller shall reasonably agree.

2. Consideration for the Goodwill Assets; Assumption of Certain Liabilities.

         (a) Consideration. The purchase price for the Goodwill Assets shall be as determined in accordance with this paragraph 2(a):

                  (i) "Earnings Share" for a given period shall mean 50% of MBS Earnings (as hereinafter defined) for that period, provided, that, if for that period MBS Earnings is less than $120,000, then Earnings Share for that period shall be the excess (if any) of MBS Earnings for that period over $60,000. "MBS Earnings" for a given period shall mean the excess of Customer Revenues (as hereinafter defined) for that period over the sum of (A) Personnel Costs (as hereinafter defined) attributable to individuals generating (whether by sales or servicing) Customer Revenues for that period, (B) 50% of the amount paid during that period to Leonard DiCostanzo pursuant to paragraphs 2(a) of that certain Employment Agreement between him and the Company, (C) $60,000 (the yearly constructive allocation of corporate overhead) and (D) the actual cost of goods sold. "Customer Revenues" for a given period shall mean the revenues actually collected by Buyer for work and services performed and goods sold during that period from the customers on the Customer List, from customers on the list of previous managed building services customers included on the Customer List and from tenants of buildings in the Ivy Equities portfolio or any other building owned or managed by any existing customer or an affiliate thereof. "Personnel Costs" of given individuals shall mean compensation, benefits and




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employer share of state/federal payroll taxes (including without limitation,
Social Security/Medicare, FUTA, SUI/SDI/HC/WF) paid to (or with respect to) those individuals; provided, however, that in the event that either Leonard DiCostanzo or Joseph Simuro is terminated during the payout period the charges attributable to their replacement(s) may not exceed the costs charged for them.

                  (ii) Accounting; Payment. With respect to each of the years ending on August 31, 2003 and August 31, 2004, within 30 days of the end of that year Buyer shall calculate MBS Earnings for that year through the end of that year, provide Seller with a detailed accounting statement including a current accounts receivables report and pay to Seller an amount equal to the Earnings Share for that year calculated to the end of that year (the amount so paid, the "Tentative Earnings Share" for that year); within 30 days of the six month anniversary of the end of that year, Buyer shall re-calculate MBS Earnings for that year through the six month anniversary date, and pay to Seller or Seller's designee the excess (if any) of the recalculated Earnings Share over the Tentative Earnings Share; Seller acknowledges that Seller shall not be entitled to receive any further amounts with respect to MBS Earnings for that year collected after the six month anniversary of the end of that year.

                  (iii) Seller, at Seller's expense, shall have the right to audit Buyer's books and records related to the Business for the purposes of determining Earnings Shares.

                  (iv) Buyer agrees that it shall use reasonable commercial efforts to collect all sums due form the Business customers.

         (b) Assumption of Certain of Seller's Liabilities. On the Closing Date Buyer shall assume Seller's obligations under the Customer Contracts listed on
Schedule 2(b) hereto and Seller's rental obligation for the three month period starting from the Closing Date, but in no event exceeding $5,400 per month; Seller shall use its reasonable commercial efforts to obtain from Seller's landlord the largest concession possible with respect to the rental obligation for said three month period. The obligations assumed under this paragraph 2(b ) are referred to herein as the "Assumed Obligations". Except as expressly set forth in this paragraph 2(b), Buyer is not assuming any of Seller's liabilities.

3. Representations and Warranties of Seller. Seller hereby represents, warrants and agrees as follows:

         (a) Organization and Qualification; Corporate Action. The Seller is a corporation duly organized and validly existing under the laws of New York and has all requisite power to own or lease its properties and to carry on its business as now being conducted. All corporate action necessary for the authorization and performance on the part of Seller of this Agreement and the transactions contemplated hereby has been taken, and this Agreement represents a valid and binding obligation of Seller in accordance with its terms.

         (b) No Conflict. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby will not, in any material respect, violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time or both), a default under (i) the certificate of incorporation or by-laws of the Seller (ii) any law, rule, court order, consent decree or regulation applicable to the Seller or
(iii) any agreement or other instrument of whatever nature to which the Seller is a party or by which it is bound, except as specifically noted on the Schedules annexed to this Agreement with respect to (A) certain third party notices or (B) consents on assignments.

         (c) Compliance with Law. The business of the Seller has been in the past and is presently conducted in all material respects in accordance with all applicable laws, regulations and ordinances pertaining thereto (including, without limitation, all federal, state and local environmental laws). No submissions must be made with, or permission obtained from, any state or local authority in order to proceed with this transaction.

         (d) Financial Statements. Seller has heretofore delivered to Buyer, and initialed for




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identification purposes, its balance sheets and statements of operations for
Buyer's 2001, 2000, 1999 fiscal years (collectively, the "Financial Statements") which are annexed as Schedule 3 (d). The Financial Statements accurately reflect, in all material respects, the financial position and results of operations of the Seller, as of their respective dates, and have been prepared, in all material respects, on a consistent basis, in accordance with generally accepted accounting principles.

         (e) Taxes. Seller has filed all tax returns required to be filed by it on or prior to the date hereof by all taxing authorities to which it or its properties are subject and has paid all taxes which have become due pursuant to such returns and pursuant to any assessment which has been received by it. Such returns are true and correct. Seller owes no sales or compensating use taxes.

         (f) Change in Financial Status. Other than in the ordinary course of business, since August 1, 2002, Seller has not (i) transferred or otherwise terminated any Customer Contracts; (ii) disposed of customer records or other manifestations of general goodwill used in the Business; (iii) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of the Goodwill Assets; (iv) waived any rights of substantial value; (v) amended any Customer Contract; (vi) entered into any transactions other than in the ordinary course; or (vii) suffered any occurrence which has or may have a materially adverse affect upon the Business' financial status.

         (g) Good Title. Seller has good title to each of the assets comprising the Goodwill Assets, free and clear of all liens, claims, equities or encumbrances of any type whatsoever. On the Closing Date Buyer will receive good title to each of the assets comprising the Goodwill Assets, free and clear of all liens, claims, equities or encumbrances of any type whatsoever

         (h) Goodwill. Simultaneously with the execution hereof, Seller is making available to Buyer a complete copy of the Seller's Customer Records. None of the Goodwill Assets infringes or otherwise conflicts in any material respect with the proprietary rights of others. The Customer List is a true accurate and complete list of Seller's customers.

         (i) Customer Contracts. Schedule 2(b) annexed hereto is in all material respects a true, accurate and complete list of all of the Customer Contracts. Also set forth on Schedule 2(b) are: (i) a list of accounts receivable as of the date hereof, aged as of the date hereof and broken down to show earned revenue and unearned revenue with respect to each such account receivable as of the date hereof, (ii) a list of WIP extant as of the date hereof and (iii) a list of retainers paid to Seller under the Customer Contracts for services to be performed broken down to show earned revenue and unearned revenue with respect to each such retainer as of the date hereof. Seller has heretofore provided to Buyer complete and accurate copies of each of the Customer Contracts which is written and a written description detailing all of the salient terms of each of the Customer Contracts which is not written. Each of the Customer Contracts is, in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, and is enforceable in accordance with its terms. There has been no default, in any material respect, under any of the Customer Contracts by Seller and there have been no such defaults thereunder by the customer. Except as specifically noted on Schedule 2(b), the assignment of Seller's rights in the Customer Contracts does not require the consent or approval of any of the parties to such agreements.

         (j) Litigation. Schedule 3(j) annexed hereto is a true, accurate and complete list of all actions, suits, proceedings and counterclaims (whether or not purportedly on behalf of the Seller) pending or, to the knowledge of Seller, threatened against the Seller which involve the Goodwill Assets or the Business.

         (k) No Broker's Fee. Seller is not a party to, or in any way obligated under, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

         (l) Pension Plans, Etc. Seller is not a party to any collective bargaining agreement or any pension, profit sharing or employee welfare plans.

         (m) Employees. Annexed hereto as Schedule 3(m) is a true and accurate list of all employees ("Employees") whose primary duties are performed on behalf of the Business; also set forth on Schedule 3(m) are the Employees' respective positions, functions, present rate of base compensation, incentive and bonus compensation paid in respect of calendar year 2001 and anticipated incentive and bonus compensation due to them for calendar 2002 through August 31, 2002. Seller has heretofore provided to Buyer complete and accurate copies of each written employment contract and a written description detailing all of the salient terms of employment with respect to each Employee for whom it does not have a written employment agreement. Seller has met or complied with all of its obligations in all material respects under its agreements with its Employees.

         (n) Representations and Warranties. The representations and warranties set forth in this Section 3 and the written information delivered pursuant to the provisions of this Section 3 do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such representations and warranties and information, in light of the circumstances under which they have been made, not misleading; Seller has not withheld from Buyer its knowledge of any material fact or event that has occurred or is about to occur regarding the Assets or the Seller which has had or, so far as it can see reasonably foresee, will have a materially adverse effect on the business prospects of the Seller's business. The representations and warranties made in this Section 3 will be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that they specifically relate to an earlier date.

         (o) Duration of representations. The representations and warranties of Seller and liability therefore shall expire and be of no further force and effect two years and six months from the Closing Date. Buyer agrees to give Seller prompt written notice of any claimed breach of a representation or warranty and Seller shall have ten days from its receipt if Buyer's notice to cure any actual or claimed breach or default. The remedy of recission shall not be available to Seller for a breach of a representation or warranty hereunder unless Seller can show that the misrepresentation was knowingly made.

4. Representations and Warranties of Buyer. The Buyer hereby represents, warrants and agrees as follows:

         (a) Organization and Qualification. The Buyer is a corporation duly organized and validly existing under the laws of New Jersey and has all requisite power to own or lease its properties and to carry on its business as now being conducted.

         (b) Corporate Action. All corporate action necessary for the authorization and performance on the part of Buyer of this Agreement and the transactions contemplated hereby has been taken, and this Agreement represents a valid and binding obligation of Buyer in accordance with its terms.

         (c) No Conflict. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby will not, in any material respect, violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time or both), a default under (i) the certificate of incorporation or by-laws of the Buyer (ii) any law, rule, court order, consent decree or regulation applicable to the Buyer or (iii) any agreement or other instrument of whatever nature to which the Buyer is a party or by which it is bound.

         (d) No Broker's Fee. Buyer is not a party to, or in any way obligated under, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

         (e) Representations and Warranties The representations and warranties set forth in this Section 4(e), the written information delivered pursuant to this Agreement and the public filing statements of Buyer do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such representations and warranties and information, in light of the circumstances under which they have been made, not misleading; Buyer has not withheld from Seller its knowledge of any material fact or event that has occurred or is about to occur regarding Buyer which has had or, so far as it can see reasonably foresee, will have a materially adverse effect on the business prospects of the Buyer. The representations and warranties made in this Section 4(e) will be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that they specifically relate to an earlier date.

5. Conditions.

         (a) The obligations of Buyer hereunder are, at the option of Buyer, subject to the conditions that, at the Closing Date:

                  (i) The representations and warranties made by Seller herein shall be correct in all material respects at and as of the Closing Date and Seller shall have delivered an officer's certificate signed by Leonard DiCostanzo and Joseph Simuro to said effect.

                  (ii) The Goodwill Assets shall not have been adversely affected in any material way, whether or not insured against.

                  (iii)The Employees listed on Schedule 5(a)(iii) annexed hereto shall have entered into employment arrangements and signed confidentiality agreements with Buyer; provided, that Buyer has offered each of said employees employment terms at least as favorable to that employee as those set forth on
Schedule 3(m) for that employee.

                  (iv) Seller shall have complied in all material respects with all of its obligations under this Agreement.

                  (v) Buyer shall have received the consent to the transactions contemplated hereby from Fleet Bank.

         (b) The obligations of Seller hereunder are, at the option of Seller, subject to the conditions that, at the Closing Date:

                  (i) the representations and warranties made by Buyer herein shall be correct in all material respects at and as of the Closing Date and an officer of Buyer shall have delivered his certificate to said effect.

                  (ii) Buyer shall have complied in all material respects with all of its obligations under this Agreement.

6. Pre-Closing Covenants.

         (a) From the date hereof until the Closing Date, Seller shall conduct the Business in substantially the same manner as heretofore conducted and shall use its commercially reasonable efforts to preserve its business organization and to preserve its relationships with suppliers, customers, employees and others having business relations with it. Without limiting the foregoing Seller shall not (i) dispose of any of the Goodwill Assets; (ii) mortgage, pledge or subject to lien, charge or any other encumbrance any Goodwill Assets; (iii) amend or terminate any material contract, except in the ordinary course of business; (iv) increase the salaries or other compensation of any of its employees, except for raises in the ordinary course of business; or (v) enter into any transactions other than in the ordinary course of business.

         (b) Seller hereby authorizes Buyer to:

                  (i) contact customers in Leonard DiCostanzo's presence to seek to reasonably ascertain the status of work being done by Seller for them; and

                  (ii) negotiate in Leonard DiCostanzo's presence with and conditionally hire (subject to closing of the transactions contemplated hereby) the Employees listed on Schedule 5(a)(iii) annexed hereto.

         (c) New York Sales Tax Bulk Sales. Immediately upon execution of this Agreement, Buyer shall file with the New York State Tax Department, a Notification of Sale, Transfer or Assignment in Bulk. Buyer shall immediately notify Seller of any determination of a deficiency in sales or compensating use taxes. Notwithstanding anything heretofore contained herein to the contrary, if the New York State Tax Department determines that there is a deficiency in the payment of Seller's sales or compensating use taxes, Buyer shall pay the lesser of the deficiency and all amounts payable to Seller pursuant to Section 2 hereof (and not paid or payable to the Division of Taxation in accordance with paragraph 6(d) hereof) to the New York State Tax Department.

         (d) New Jersey Sales Tax Bulk Sales. To the extent applicable, Seller shall comply with all notice and other requirements of N.J.S.A. 54:32B-1 et seq. and N.J.S.A. 54:32B-22(c). Seller will cooperate with Buyer in all matters relating to such notice and will furnish such additional information as Buyer may require to satisfy the statutory provisions in this regard. Upon execution of this Agreement, Buyer shall file with the director of the Division of Taxation, a notice of sale. Buyer shall immediately notify Seller and Escrow Agent of any determination of a deficiency in sales or compensating use taxes. Notwithstanding anything heretofore contained herein to the contrary, if the director of the Division of Taxation determines that there is a deficiency in the payment of Seller's sales or compensating use taxes, Buyer shall pay the lesser of the deficiency and all amounts payable to Seller pursuant to Section 2 hereof (and not paid or payable to the New York State Tax Department in accordance with paragraph 6(c) hereof) to the Division of Taxation.

         (e) Seller shall use its commercially reasonable efforts to cause the satisfaction of the conditions to the obligations of Buyer set forth in paragraph 5(a) hereof.

         (f) Buyer shall use its commercially reasonable efforts to cause the satisfaction of the conditions to the obligations of Seller set forth in paragraph 5(b) hereof.

         (g) Seller shall act reasonably to obtain prior to the Closing Date the consents of third parties on the Customer Contracts that are necessary and appropriate for the assignment of such contracts to Buyer.

9. Post Closing Covenants.

         (a) Non-Compete; Non-Solicit. (i) For a period of two years following the Closing Date Seller shall not directly or indirectly, engage in, own, manage, operate, join, control, be financially interested in, represent or otherwise render assistance to, any business enterprise which competes with the Business

                  (ii) Seller acknowledges that any action at law for any breach or threatened breach it of the provisions of this paragraph 9(a) may be inadequate and accordingly agrees that Buyer may, without limiting any other remedy available to it, enforce such provisions by permanent or temporary injunctive or mandatory relief without the need of proving actual damage.

         (b) Seller shall pay or cause to be paid all debts or claims against Seller as they mature.

         (c) Seller shall procure and deliver to Emtec evidence, satisfactory to Emtec, that Seller's accountant has the information necessary to prepare Seller's audited financial statements for years ending December 31, 2000 and 2001 and unaudited interim financial statements for the six months ended June 30, 2002, and is ready, willing and able to deliver same to Buyer, at no expense to Buyer, within 60 days following the Closing Date.

10. Indemnification.

         (a) Seller shall, subject to the limitations set forth below and the terms of this Agreement, indemnify and hold Buyer harmless from and against any and all losses, liabilities, damages, deficiencies, costs, expenses or other liabilities of Buyer of every kind, nature and description arising out of or resulting from (i) the breach by Seller of any covenant, representation, warranty or agreement hereunder, (ii) all claims for warranty for services performed by the Seller prior to or as of the Closing Date, (iii) all claims for warranty or product liability for products shipped by the Seller prior to or as of the Closing Date not otherwise reimbursed by the manufacturer, (iv) all




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claims for employee benefits associated with Seller's employment arrangements
(including, but not limited to, liabilities for accrued vacation and severance pay, contributions to pension, profit sharing, employee welfare, benefit and like plans for Seller's employees), (v) all debts, claims or liabilities of whatever nature of the Seller other than the Assumed Obligations, (vi) any sales or compensating use tax deficiency for services provided by Seller or (vii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including reasonable attorney's fees) incident to any of the matters set forth in this paragraph 10(a) including those incurred in connection with actions brought to recover from Seller pursuant this paragraph 10(a).

         (b) Subject to the terms of this Agreement, Buyer shall indemnify and hold Seller harmless from and against any and all losses, liabilities, damages, deficiencies, costs, expenses or other liabilities of Seller of every kind nature and description arising out of or resulting from (i) the breach by Buyer of any covenant, representation, warranty or agreement hereunder, (ii) all debts, claims or liabilities of whatever nature of the Buyer, including the Assumed Obligations and those arising out of the operation or conduct of the Business by Buyer on and after the Closing Date, (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including reasonable attorney's fees) incident to any of the matters set forth in this paragraph 10(b) including those incurred in connection with actions brought to recover from Buyer pursuant this paragraph 10(b).

         (c) Indemnification Procedures. If subsequent to the Closing any claim (a "Claim") is asserted against a party to this Agreement as to which such party believes it is entitled to indemnification under this Agreement, such party (the "Indemnified Party") shall promptly after learning of such Claim notify in writing the party obligated to indemnify it (the "Indemnifying Party") in writing. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 15 days after receipt from the Indemnified Party of written notice of such Claim, to conduct at its expense the defense against such Claim in its own name, or if necessary in the name of the Indemnified Party. If the Indemnifying Party shall fail to give such notice, it shall be deemed to have elected not to conduct the defense of the subject Claim, and in such event the Indemnified Party shall have the right to conduct such defense and to compromise and settle the Claim with the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. If the Indemnifying Party does elect to conduct the defense of the subject Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense, provided that the Indemnified Party shall have the right to compromise and settle the Claim only with the prior written consent of the Indemnifying Party. Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to indemnification hereunder.

11. Closing Date. The closing of the transactions contemplated hereby shall take place on August 31, 2002 (the "Closing Date") at the Buyer's offices in ___________, or at such time and place as the parties otherwise mutually agree. The Closing shall be deemed to have taken place as of the end of business on August 31, 2002. In the event that, through no fault of either of the parties, the closing of the transactions contemplated hereby has not occurred on or before August 31, 2002 (or such later date as the parties may agree to in writing) this Agreement shall be terminated and of no further force and effect.

12. Miscellaneous.

         (a) Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement for a period of 12 months from the Closing Date.

         (b) Further Assurances. Each of the parties agrees to execute such other documents and perform (or cause to be performed) such other acts as the other may reasonably request in order to effectuate the provisions and intent of this Agreement.

         (c) Notices. Any notice or other communication in connection with this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if by Federal Express or other recognized next day carrier, two business days after mailing, addressed, if to Seller, at 88 Croak Avenue, Staten Island, NY 10314, Attention: Mr. Leonard DiCostanzo, and if to Buyer, at 817 East Gate Dr., Mt. Laurel NJ 08954,
Attention: Mr. John Howlett, or (iii) if by facsimile, once transmitted (provided that the appropriate answer back or telephonic confirmation is received), if to Seller, at 718-477-0678, Attention: Mr. Leonard DiCostanzo, and if to Buyer, at 856-235-2932, Attention: Mr. John Howlett, provided, further, that such notice or other communication is also promptly thereafter sent in accordance with the provisions of clause (ii) above. In addition to the foregoing, a copy of said notice shall be sent by recognized "next day" carrier on the same day as the giving of the notice (for next day delivery), in the case of a notice to Buyer, to Michael R. Spar, Esq., Goldberg, Mufson & Spar, P.A., 200 Executive Drive, West Orange, NJ 07052. Any party may change the address or facsimile number to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner set forth.

         (d) Conflict of Law and Consent to Jurisdiction. This Agreement shall be deemed to be a contract under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to principles of conflicts of laws. Each of the parties hereby submits himself/herself/itself and his/her/its properties and assets to the exclusive jurisdiction of the courts of the State of New Jersey for all disputes relating to the construction, interpretation, enforcement and performance of this Agreement, hereby waiving all defenses based on venue or convenience of forum, and irrevocably agrees that service of process shall be valid if served in the manner and to the address provided in paragraph 12(c) hereof. Notwithstanding anything contained in this paragraph to the contrary, the parties shall be entitled to seek injunctive relief in any jurisdiction necessary to make such relief effective.

         (e) Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision hereof or thereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein or therein, so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any materially adverse way to any party to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning of interpretation of this Agreement.

         (f) Entire Agreement. This Agreement, the Schedules hereto and hereby made a part hereof and other documents delivered pursuant hereto and signed by the parties hereto, (i) contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, (ii) supersede all prior agreements or understandings among the parties hereto relating to the subject matter hereof and (iii) cannot be amended, modified, changed or terminated except by a writing signed by the party against which enforcement thereof is sought.

         (g) Preparation of Agreement. The parties acknowledge that this Agreement was, in effect, prepared jointly; therefore, it is the parties' intent that the Agreement be construed without any presumption against one party or the other as the draftsman.

         (h) Date of Agreement. The date of this Agreement shall be the date on which it is executed by all parties or, if not executed simultaneously, the date on which both parties have a fully executed copy of the Agreement; said date shall be inserted at the top of the first page hereof.

         (i) Authority to Execute. Each of the individuals executing this Agreement, by his/her act of executing this Agreement, represents and warrants that he/she has full authority and/or has been duly authorized by his/her respective entity to do so on behalf of such entity.

         (j) Parties in Interest; Assignments. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their permitted successors and assigns. Neither party may assign or otherwise transfer its rights or obligations without the prior written consent of the other party.

         (k) Waiver. The failure of either party to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any subsequent breach or default in any such agreements, terms, covenants and conditions.

         (l) Singular/Plural, Gender. Whenever herein the singular number is used the same shall include the plural and vice versa, as the context shall require. Whenever herein the masculine gender is used the same shall include the feminine and neuter genders and vice versa, as the context shall require.

         (m) Prevailing Party. The prevailing party in any dispute under this Agreement shall be entitled to receive from the losing party the prevailing party's costs of enforcement of this Agreement (including, without limitation, its court fees and reasonable attorneys' fees).

         (n) Counterparts. This Agreement may be executed in one or more counterparts, which shall constitute one and the same instrument; facsimile copies of signatures shall be binding.

         (o) Publicity. Buyer and Seller will consult each other before issuing any press release or other public statement in connection with the matters contemplated by this Agreement and provide each other the opportunity to review, comment upon and concur therewith; provided, however, that this paragraph shall not be construed to in any way constrain Buyer from complying with its security law disclosure obligations.

         (p) Dissolution of Turnkey. In the event of the dissolution or liquidation of Seller after the closing any Seller consent necessary may be provided by Leonard DiCostanzo instead.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       TURNKEY COMPUTER SYSTEMS, INC., Seller

                                       By: /s/ Leonard DiCostanzo
                                          --------------------------------------
                                          Leonard DiCostanzo, Authorized Officer


                                       EMTEC, INC., Buyer

                                       By: /s/ John Howlett
                                          --------------------------------------
                                          John Howlett, Authorized Officer

                                Schedule 1(a)(i)
                                  Customer List


                                  Schedule 2(b)
                               Customer Contracts


                                  Schedule 2(d)
                              Financial Statements


                                  Schedule 3(j)
                                   Litigation


                                  Schedule 3(m)
                                    Employees


                               Schedule 5(a)(iii)
                  Employees Upon Whom Agreement is Conditioned